                                                                        EX-10.91


                      COMMON STOCK PIPES PURCHASE AGREEMENT


          THIS COMMON STOCK PIPES PURCHASE AGREEMENT (the "Agreement") is made as of July 25, 2001, by and among P-COM, Inc., a Delaware corporation (the "Company"), and the investors listed on Schedule A attached hereto (each an "Investor" and collectively the "Investors").

                                    RECITALS:

          A. The Company desires to sell shares of the Company's Common Stock, $.0001 par value ("Common Stock") to the Investors, and the Investors desire to purchase shares of Common Stock, on the terms and subject to the conditions set forth in this Agreement.

          THE PARTIES AGREE AS FOLLOWS:

   1.  Purchase and Sale of Common Stock.
       ---------------------------------

          1.1 Sale and Issuance of Common Stock. The Company shall sell to each Investor and each Investor shall purchase from the Company, on the date of the Closing (as defined in Section 1.2 below), at $0.79 per share (the "Share Price"), that number of shares of Common Stock equal to the quotient of dollar value of such Investor's investment as indicated on Schedule A divided by $0.79 (the "Shares"). The Investors acknowledge that this transaction and its pricing are before, and do not reflect, the Company's proposed reverse stock split. The parties acknowledge that the public market trading price of Common Stock is below $0.79. The parties further acknowledge that the Investors' decision to purchase at the Share Price is based upon the pro forma calculation of Adjusted Net Tangible Book Value ("NTBV") per share shown on Exhibit N ("Exhibit N") to the Disclosure Schedule. The parties agree that pro forma NTBV per share will be recalculated (the "Revised NTBV") using the same formula as shown on Exhibit N but using the information contained in the unaudited June 30, 2001 balance sheet in P-COM's Form 10-Q (including any amendments thereto or restatements thereof before March 31, 2002) for the period ending June 30, 2001; for purposes of such recalculation, the $19,338,000 figure for discounted Convertible Subordinated Notes shown on Exhibit N shall remain unchanged and Revised NTBV shall be rounded up to the next highest cent. The number of shares issued to the Investors pursuant to this Agreement shall thereafter be corrected as follows:
(A) if the Revised NTBV per share is less than the Share Price, P-COM shall promptly issue to each Investor that number of shares of Common Stock equal to the difference between (i) the number of shares issued to the Investor pursuant to this Agreement at Closing and (ii) the number of shares of Common Stock equal to the quotient of dollar value of such Investor's investment as indicated on Schedule A divided by the Revised NTBV per share; (B) if the Revised NTBV per share is greater than the Share Price, each Investor shall promptly return to P-COM that number of shares of Common Stock equal to the difference between (i) the number of shares issued to the Investor pursuant to this Agreement at Closing and (ii) the number of shares of Common Stock equal to the quotient of dollar value of such Investor's investment as indicated on Schedule A divided by the Revised NTBV per share. The term "Shares" as used in this Agreement includes any additional shares of Common Stock issued to the Investors by reason of the foregoing recalculation. P-COM warrants that the unaudited June 30, 2001 balance sheet in its Form 10-Q for the period ending June 30, 2001 (including any amendments thereto or restatements thereof) will be accurate and complete in all material respects and will fairly present the financial condition of the Company as of June 30, 2001 and be prepared in accordance with GAAP, consistently applied, except that it may not be accompanied by all footnotes required by GAAP and will be subject to normal year-end audit adjustments.

          1.2 Closing. The purchase and sale of the Shares shall take place at 9:00 a.m. Pacific Daylight Time on July 31, 2001, at the offices of Brobeck, Phleger & Harrison LLP, 2200 Geng Road, Palo Alto, California 94303, or on such date and at such time and place as the Company and the Investors shall mutually agree (the "Closing"). At the Closing the Company shall deliver to each Investor a stock certificate representing the Shares purchased by it against delivery to the Company by each Investor of the quantity of funds indicated adjacent to such Investor's name on Schedule A by wire transfer to the Company.

   2.  Representations and Warranties of the Company. For purposes of this
       ---------------------------------------------
Section 2, unless the context otherwise requires, the term "Company" shall include the Company and its subsidiaries (excluding RT Masts Ltd.) as listed in its most recent Annual Report on Form 10-K for the year ended December 31, 2000 (the "Annual Report") filed with the Securities and Exchange Commission (the "SEC"). Except as set forth in the Disclosure Schedule delivered to the Investors supplementally (the "Disclosure Schedule"), the Company hereby represents and warrants to the Investors as follows:

          2.1 Corporate Organization and Authority of the Company. The Company and each of its subsidiaries:

               (a) is a corporation duly organized, validly existing, authorized to exercise all its corporate powers, rights and privileges and in good standing in the state or jurisdiction of its incorporation;

               (b) has the corporate power and authority to own and operate its properties and to carry on its business as presently conducted and as proposed to be conducted; and

               (c) is qualified to do business as a foreign corporation in each jurisdiction in which the ownership of its property or the nature of its business requires such qualification, except where failure to so qualify would not have a materially adverse effect on the business, properties or financial condition of the Company and its subsidiaries, taken as a whole. The Company has furnished to the Investors true and correct copies of its Certificate of Incorporation and Bylaws, each as amended to date.

          2.2 Capitalization. The authorized capital stock of the Company consists of:

               (a) Preferred Stock. 2,000,000 shares of Preferred Stock, $.0001
                   ---------------
par value, 750,000 shares of which have been designated Series A Junior Participating Preferred Stock, of which none were issued and outstanding as of July 25, 2001.

               (b) Common Stock. 145,000,000 shares of Common Stock, $.0001 par
                   ------------
value, of which 80,740,176 shares were issued and outstanding as of July 25, 2001.

               (c) All outstanding shares of the Company's Common Stock have been duly authorized and validly issued (including, without limitation, issued in compliance with applicable federal and state securities laws), and are fully paid and nonassessable.

               (d) Since December 31, 2000, the Company has not issued any shares of Common Stock or Preferred Stock except in connection with the exercise of outstanding options. Except as described in the Disclosure Schedule, there are no options, warrants, conversion privileges or other contractual rights presently outstanding to purchase or otherwise acquire from the Company any shares of the Company's capital stock or other securities (whether or not authorized).

          2.3 Subsidiaries. The Company does not presently own, have any investment in, or control, directly or indirectly, any subsidiaries, associations or other business entities, except as disclosed in the Annual Report. The Company is not a participant in any joint venture or partnership, except as disclosed in the Annual Report.

          2.4 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance by the Company of all its obligations under this Agreement and for the authorization, issuance, sale and delivery of the Shares has been taken, and this Agreement, once executed by the Company and each Investor, will constitute a legally binding and valid obligation of the Company enforceable in accordance with its terms, such enforceability being subject only to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. Except for rights, if any, which have been duly waived, the issuance and sale of the Shares will not give rise to any preemptive rights or rights of first refusal on behalf of any person in existence on the date hereof.

          2.5 Validity of Shares. The Shares, when issued, sold and delivered in accordance with the terms and for the consideration expressed in this Agreement, shall be duly and validly issued (including, without limitation, compliance with applicable federal and state securities laws), fully paid and nonassessable, and free and clear of all pledges, liens, encumbrances and restrictions other than any liens or encumbrances created by or imposed on the holder thereof through no action of the Company. Assuming the truth and accuracy of the representations made by the Investors, the offer, sale and issuance of the Common Stock are exempt from the registration requirements of the Securities Act and applicable state securities Laws, and neither the Company nor any authorized agent acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

          2.6 No Conflict. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse in time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under, any provision of the Certificate of Incorporation or Bylaws of the Company. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse in time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under, any provision of any mortgage, indenture, lease or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company, its properties or assets, the effect of which could have a material adverse effect on the Company or materially impair or restrict its power to perform its obligations as contemplated hereby.

          2.7 Accuracy of Reports. The Annual Report, the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2001 filed with the SEC (the "Quarterly Report"), and all reports required to be filed by the Company thereafter to the date of this Agreement under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), copies of which have been furnished to the Investors (together, the "SEC Reports"), have been duly filed, were (as amended to date) complete and correct in all material respects as of the dates at which the information was furnished, and (as amended to date) contained (as of such dates) no untrue statement of a material fact nor omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading.

          2.8 Changes. Except as otherwise disclosed herein, in the Disclosure Schedule or in the SEC Reports, between March 31, 2001 and the date of this Agreement there has not been:

               (a) any change in the assets, liabilities, financial condition, prospects or operations of the Company from that reflected in the Quarterly Report, except changes in the ordinary course of business which have not been, either in any individual case or in the aggregate, materially adverse;

               (b) any material change in the contingent obligations of the Company, whether by way of guaranty, endorsement, indemnity, warranty or otherwise;

               (c) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties or business of the Company;

               (d) any declaration or payment of any dividend or other distribution of the assets of the Company;

               (e) any labor organization activity; or

               (f) to the best of the Company's knowledge, any other event or condition of any character which has materially and adversely affected the Company's assets, liabilities, financial condition, prospects or operations.

          In addition, no person or entity from which, as at June 30, 2001, the Company had accounts receivable with a net carrying value of at least $1,000,000 was at June 30, 2001 or is now in bankruptcy proceedings as a result of filing a voluntary bankruptcy petition or having an involuntary bankruptcy petition filed against him/it.

          2.9 Government Consent, etc. No consent, approval or authorization of or designation, declaration or filing with any governmental authority or any other person or entity on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Shares, or the consummation of any other transaction contemplated hereby, except the filing of a Registration Statement and related activities pursuant to Section 4 hereof.

          2.10 Full Disclosure. The representations and warranties of the Company contained in this Agreement, when read together with the Disclosure Schedule and the SEC Reports, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein, in light of the circumstances under which they were made, not misleading.

          2.11 Conflicts Prohibited. The Company represents, warrants and covenants that to the best of its knowledge no officer or employee of any Investor has a direct or indirect economic interest in the Company or its property or contracts other than as disclosed in the SEC Reports. The Company represents, warrants and covenants that to the best of its knowledge no officer or employee of any Investor shall receive, directly or indirectly, anything of substantial economic value for his or her private benefit from the Company or anyone acting on its behalf in connection with the investment made pursuant to this Agreement.

          2.12 Intellectual Property. The Company has not violated and is not currently in violation of any copyright, trademark or other intellectual property rights of any third persons, except to the extent that such violation does not materially and adversely affect the Company or its operations.

          2.13 Litigation/Bankruptcy/Malfeasance. The Company is not the subject of and has not received notice of any legal proceedings of the following types to which the Company is a party (or, if applicable, any executive officer or director of the Company) or any of its property is the subject: any proceeding that involves a claim against the Company for damages in excess of $500,000; any material bankruptcy, receivership or similar proceedings with respect to the Company; or any criminal proceedings or civil proceedings for fraud or malfeasance of which a director or executive officer of the Company is the subject (excluding minor offenses). The Company is not a plaintiff in any material proceedings (other than others' bankruptcy proceedings) except a lawsuit for approximately $1,500,000 filed against Technosystem and Banca di Roma.

          2.14 Investment Company. The Company represents and warrants that it is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act"). In addition, the Company agrees that it shall not become an "investment company" or a company "controlled" by an "investment company", within the meaning of the 1940 Act. In the event that the Company breaches the foregoing, the Company shall forthwith notify the Investors and shall take immediate corrective action to remedy such breach.

   3.  Representations and Warranties of the Investors. Each Investor severally,
       -----------------------------------------------
and not jointly, represents and warrants to the Company as follows:

          3.1 Organization. It is validly existing under the laws of the state (or country) in which it is chartered, with all requisite power and authority to conduct its business as now being conducted.

          3.2 Authority. It has all corporate or partnership, as the case may be, right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Investor and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or partnership, as the case may be, action on behalf of the Investor. This Agreement has been duly executed and delivered by and constitutes a legal, valid and binding obligation of the Investor, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of any obligation under any provision of the organizational or other charter documents of the Investor or any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Investor.

          3.3 Information. The Investor represents that it has received all the information it has requested from the Company and considers necessary or appropriate for deciding whether to purchase the Shares. The delivery of any information by the Company to the Investor shall not abrogate the representations and warranties of the Company contained herein.

          3.4 No Current Resale. The Investor is acquiring the Shares for its own account and not with a view to sale or distribution. Any such sale or distribution shall be made only in compliance with the provisions of the Securities Act of 1933, as amended (the "Securities Act") and all applicable blue sky laws. The Investor acknowledges that the Shares are not now registered under the Securities Act or any blue sky law, and might never be so registered (although the Company has covenanted in Section 4.1 to file for and use its best efforts to obtain such registration, by certain specified dates). The Investor further acknowledges that the stock certificate representing the Shares will bear a customary securities-law restrictive legend.

          3.5 Status of Investor (Regulation D). The Investor is an "accredited investor" as such term is defined in Rule 501 as promulgated by the SEC under the Securities Act.

   4.  Covenants.
       ---------

          4.1 Registration of Shares

               (a) The Company shall, before April 12, 2002, prepare and file with the SEC a registration statement on Form S-3 under the Securities Act covering the resale of the Shares by any Investor (the "Registration Statement"), and corresponding applications for registration under the blue sky laws of any states for which any Investor reasonably requests in writing to the Company that the Company obtain such blue-sky registration (it being understood that in the vast majority of states no such registration is legally required, due to the Company's Nasdaq National Market listing or other reasons). The Company shall use its best efforts to obtain effectiveness of the Registration Statement and such blue sky registrations as soon thereafter as practicable, and in any event by April 25, 2002. The Company shall use its best efforts to keep the Registration Statement and such blue sky registrations effective after that. Notwithstanding the foregoing, the Company will only be required to maintain the effectiveness of the Registration Statement and such blue sky registrations until the earlier of (i) such time as all of the Shares have been disposed of by the Investors, or (ii) such date on which the Investors may legally dispose of all of the Shares in one transaction in the open market pursuant to Rule 144(k) under the Securities Act. The Company shall also cause the Shares to be listed on any National Market and on any stock exchange on which the Common Stock may from time to time be listed. The Company shall pay all fees and expenses incurred by the Company in connection with preparing, filing, prosecuting and updating the Registration Statement, such blue sky applications and registrations, and such listing, including all registration and filing fees, listing fees, printing expenses, and fees and disbursements of the Company's counsel and accountants.

               (b) Each Investor shall cooperate fully with the Company in the preparation of such Registration Statement and blue sky applications and shall provide to the Company all information and materials (including updated information and materials) regarding itself and its proposed method of disposition of the Shares and take all actions reasonably requested by the Company to permit the Company to comply with applicable requirements of the SEC, to comply with applicable requirements of the relevant blue sky laws, and to obtain the desired acceleration of the effective date of such Registration Statement.

               (c) Subject to Section 4.1(d) hereof, the Company shall promptly prepare and file with the SEC and any relevant blue sky authorities such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with (and enable the Investors to comply with) the provisions of the Securities Act and Rule 415 thereunder with respect to the disposition of all the Shares.

               (d) During the effectiveness of the Registration Statement, the Company shall promptly notify the Investors of the happening of any event or other circumstance as the result of which, in the Company's judgment, (i) the prospectus included in the Registration Statement, as then in effect, would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, or (ii) the offer or resale of the Shares would otherwise have a material and adverse effect on any proposed or pending acquisition, merger, business combination or other material transaction involving the Company; and, upon receipt of such notice and until the earlier of (i) the date the Company makes available to the Investors a supplemented or amended prospectus meeting the requirements of the Securities Act and relevant blue sky laws, or (ii) the date the Company notifies the Investors that the Investors may resume offers and sales using the prior prospectus, the Investors shall not offer or sell any Shares pursuant to the Registration Statement (and shall return all copies of such prior prospectus to the Company if requested to do so by it). Notwithstanding Section 4.1(c), the Company may continue such "blackout" period or periods for such period of time as the Company considers reasonably necessary and in its best interest due to circumstances then existing, or simply due to the fact that amendments/supplements of a Registration Statement/ prospectus cannot be prepared instantly; but in no event may the Company impose "blackouts" on the Investors for any period of ten or more consecutive business days or totaling more than 20 days in any 12 month period (plus any "Permitted Blackouts" as defined in the Registration Rights Agreement dated as of December 21, 1998 between the Company, Castle Creek Technology Partners LLC and others).

               (e) The Company shall not be required to apply for or obtain blue sky registration in any state if in connection therewith or as a condition thereto it must (i) qualify to do business in such state where it would not otherwise be required to qualify, (ii) subject itself to general taxation in such state, (iii) file a general consent to service of process in such state, or
(iv) make any change in its Certificate of Incorporation or Bylaws, which the Company's Board of Directors determines to be contrary to the best interests of the Company and its stockholders.

               (f) Indemnification.
                   ---------------

               a. The Company will indemnify each Investor, and each of the officers and directors of, and each person controlling, each Investor, against all claims, losses, expenses, damages and liabilities (or actions in respect thereto) arising out of or based on (A) any untrue statements (or alleged untrue statement) of a material fact contained in any prospectus contained in any registration statement covering the Shares for resale, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) any misrepresentation or breach of any representation or warranty given or made by the Company in this Agreement, and will reimburse each Investor, each of its officers and directors and each person controlling each Investor, for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability is caused by any untrue statement or omission based upon written information furnished to the Company by such Investor specifically for use therein.

               b. Each Investor will indemnify the Company, each of its directors and officers, and each person who controls the Company within the meaning of the Securities Act, against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based on (A) any untrue statement (or alleged untrue statement) of a material fact contained in any such prospectus, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) any sale of Shares which violates (or allegedly violates) the Securities Act because of violation of the prospectus delivery requirement or because more or less than the information in such prospectus is given (or alleged to be given) in connection with the sale, or (C) any misrepresentation or breach of any representation or warranty given or made by such Investor in this Agreement, and will reimburse the Company, and such directors, officers, or controlling persons, for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, but in the case of subsection
(f)(ii)(A) to the extent, and only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such prospectus in reliance upon and in conformity with written information furnished to the Company by such Investor specifically for use therein provided, however, that the indemnity agreement contained in this section 4.1(f)(ii) shall not apply to amounts paid in settlement of any such claims, losses, expenses, damages and liabilities if such settlement is effected without the consent of the

Investor, which consent shall not be unreasonably withheld; provided, further, that in no event shall any indemnity under this section 4.1(f)(ii) exceed the net proceeds from the offering received by such Investor.

               c. Each party entitled to indemnification under this Section 4.1(f) (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such indemnified party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at the Indemnified Party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, unless such failure resulted in actual detriment to the Indemnifying Party. The Indemnified Party shall provide all cooperation reasonably requested for the defense of the claim or litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. An Indemnified Party shall not decline any settlement complying with the foregoing if it requires nothing of the Indemnified Party other than the payment of money (which is in fact paid by the Indemnifying Party) and does not include an admission of liability.

               d. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which any person or entity entitled to indemnification under Section 4.1(f) makes a claim for indemnification pursuant to this Section 4.1(f) but it is judicially determined (by entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 4.1(f) provides for indemnification in such case; then, and in such case, the party that would otherwise be required to indemnify under Section 4.1(f) will contribute to the aggregate losses, claims, damages or liabilities to which the other parties may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the parties in connection with the losses suffered, as well as any other relevant equitable considerations.

               (g) The Company shall cooperate with the Investors to facilitate the timely preparation and delivery of certificates representing the Shares to be offered for resale pursuant to the Registration Statement and enable such certificates to be in such denomination or amounts, as the case may be, as the Investors may reasonably request and registered in such names as the Investors may request after a Registration Statement which includes the Shares is ordered effective by the SEC, that the Company deliver, and on such request, the Company shall cause its legal counsel to deliver to the transfer agent for the Shares an opinion of such counsel in appropriate form to ensure the transfer of such shares without legend upon delivery by the Investors to the transfer agent of an Investor certificate that the resale was made via proper delivery of the Prospectus under the Registration Statement.

          4.2 Deliverables Upon Effectiveness. When and if the SEC declares the Registration Statement effective, the Company shall promptly deliver to each
Investor:

               (a) A certificate signed by the Chief Executive Officer or President of the Company that the Registration Statement is effective and, to his knowledge, no stop order with respect to the Registration Statement has been issued and no proceedings therefor have been instituted.

               (b) A legal opinion of Brobeck, Phleger & Harrison LLP, counsel to the Company, in substantially the form of Exhibit B.

               (c) Such number of copies of the Registration Statement and (from time to time) of each amendment and supplement thereto, such number of copies of the prospectus (including (from time to time) any supplemental or amended prospectus) included in such Registration Statement, and such other related documents as the Investors may reasonably request in writing in order to facilitate the disposition of the Shares by the Investors.

          4.3 Current Public Information. With a view to making available to Investors the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit Investors to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

               (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times from and after the date of this Agreement so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

               (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

               (c) furnish to each Investor, so long as such Investor owns any Shares, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested in availing such Investor of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

          4.4 Obligations of the Company. In connection with the registration obligations of the Company pursuant to this Agreement, the Company shall, as expeditiously as reasonably possible:

               (a) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Common Stock owned by them.

               (b) Provide a transfer agent and registrar for all Common Stock registered pursuant hereunder and a CUSIP number for all such Common Stock, in each case not later than the effective date of such registration.

   5.  Conditions of the Investors' Obligations at Closing.  The obligations of
       ---------------------------------------------------
each Investor under Section 1 of this Agreement are subject to the fulfillment at or before the Closing of each of the following conditions, any of which may be waived in writing by each Investor:

     5.1 Bringdown. The Company's representations and warranties in Section 2 shall be true in all material respects as of the date of this Agreement and as if made on and as of the date of the Closing. The Company shall have performed or fulfilled in all material respects all agreements, obligations and conditions contained herein required to be performed or fulfilled by the Company before such Closing.

     5.2 Blue Sky Compliance. The Company shall be exempt from or have complied with the registration/qualification requirements of and be effective under all blue sky laws applicable to the offer and sale of the Shares to the Investors.

     5.3 Compliance Certificate. The Company shall have delivered to each Investor a certificate dated as of the date of the Closing signed by the Chief Executive Officer or President of the Company certifying that, to his knowledge, the conditions set forth in Sections 5.1, 5.2, 5.5, 5.6 and 5.7 have been satisfied.

     5.4 Opinion of Counsel. There shall have been delivered to each Investor an opinion of Brobeck, Phleger & Harrison LLP, counsel to the Company, in substantially the form of Exhibit A, dated the date of the Closing.

     5.5 No Order Pending. There shall not then be in effect any order enjoining or restraining the transactions contemplated by this Agreement.

     5.6 No Material Litigation. During the period from the date of this Agreement to the Closing, no material litigation shall have been initiated challenging the Company's ownership or its right to use or distribute the core technology of the Company's products, and the Company shall have not received any written threat of such litigation or any written claim so challenging the Company's rights.

     5.7 No Fraud or Malfeasance. During the period from the date of this Agreement to the Closing, (a) none of the Company's officers or directors shall have been removed for fraud or malfeasance in performance of his or her duties with respect to the affairs of the Company and (b) no new legal proceedings against any officers or directors of the Company for fraud or malfeasance in the performance of his or her duties with respect to the affairs of the Company shall have been instituted by the Company or its stockholders.

   6. Conditions of the Company's Obligations at Closing. The obligations of
      --------------------------------------------------
the Company under Section 1 of this Agreement are subject to the fulfillment at or before the Closing of each of the following conditions, any of which may be waived in writing by the Company:

     6.1 Bringdown. The Investors' representations and warranties in Section 3 shall be true in all material respects, as if made on and as of the date of the Closing.

     6.2 Blue Sky Compliance. The Company shall be exempt from or have complied with the registration/qualification requirements of and be effective under all blue sky laws applicable to the offer and sale of the Shares to the Investors.

     6.3 No Order Pending. There shall not then be in effect any order enjoining or restraining the transactions contemplated by this Agreement.

   7. Miscellaneous.
      -------------

     7.1 Entire Agreement. This Agreement constitutes the entire contract between the Company and the Investors relative to the subject matter hereof. Any previous or contemporaneous agreements, understandings, promises and representations (whether written or oral) with regard to such subject between the Company and the Investors are superseded by this Agreement.

     7.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and wholly to be performed within the State of California by California residents.

     7.3 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     7.4 Headings. The headings of the Sections and subsections of this Agreement are for convenience and shall not determine the interpretation of this Agreement.

     7.5 Notices. Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given upon personal delivery, or, if made by registered or certified United States mail, postage prepaid, four business days after mailing, or if made by overnight carrier, one business day after sending, in all instances addressed (i) if to the Company, as set forth below the Company's name on the signature page of this Agreement, and
(ii) if to the Investors, as set forth on Schedule A, or at such other address as the Company or Investor may designate by ten days' advance written notice to each Investor or the Company, respectively.

     7.6 Survival of Warranties. The representations and warranties of the parties contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing for three years; provided, however, that (except as provided in Section 1.1 above) such representations and warranties need only be accurate as of the date of such execution and delivery and as of the date of the Closing.

     7.7 Amendment of Agreement. Any provision of this Agreement may be modified or amended, at any time, by a written instrument signed by the Company and by all of the Investors, and not in any other way.

     7.8 Fees and Expenses. The Company and each Investor will each bear their own fees and expenses in connection with the transactions contemplated by this Agreement. In any litigation arising from the transactions contemplated by this Agreement, the prevailing party shall be entitled to recover its reasonable attorney fees and expenses for the litigation.

     7.9 Finders' Fees. The Company will hold the Investors harmless from all finders' or brokers' fees in connection with the sale of the Shares to the Investors.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Common Stock PIPES Purchase Agreement as of the day and year first above written.

                                             P-COM, INC.

                                             By: /s/ James J. Sobczak
                                                --------------------------------

                                             Title: President and CEO
                                                   -----------------------------


                                  Address:   3175 S. Winchester Boulevard
                                             Campbell, CA 95008
                                             Attention:  Chief Financial Officer



                                             INVESTORS:

                                             GRUBER McBAINE INTERNATIONAL, a
                                             Cayman Islands corporation

                                             By: /s/ Thomas O. Lloyd-Butler
                                                --------------------------------

                                             Title:
                                                   -----------------------------

                                 Address:    c/o Gruber McBaine Investment
                                             Advisors
                                             50 Osgood Place, Penthouse
                                             San Francisco, CA 94133
                                             Attn: Christine Arroyo


                                             LAGUNITAS PARTNERS, L.P.

                                             By: /s/ Thomas O. Lloyd-Butler
                                                --------------------------------

                                             Title:
                                                   -----------------------------

                                 Address:    c/o Gruber McBaine Investment
                                              Advisors
                                             50 Osgood Place, Penthouse
                                             San Francisco, CA 94133
                                             Attn: Christine Arroyo


            [SIGNATURE PAGE TO COMMON STOCK PIPES PURCHASE AGREEMENT]

                                   SCHEDULE A


Investor                           Address                              Investment          Shares
--------                           -------                              ----------          ------
Gruber McBaine International, a    c/o Gruber McBaine Investment        $  750,000            949,367
Cayman Islands corporation         Advisors
                                   50 Osgood Place, Penthouse
                                   San Francisco, CA  94133
                                   Attn:  Christine Arroyo

Lagunitas Partners, L.P.           c/o Gruber McBaine Investment        $2,250,000          2,848,101
                                   Advisors
                                   50 Osgood Place, Penthouse
                                   San Francisco, CA  94133
                                   Attn:  Christine Arroyo
                                                                        ----------          ---------
                                                                        $3,000,000          3,797,468


                                  Schedule A

                                    EXHIBIT A


                                  July 31, 2001



To the Investors listed on
Schedule A to the Common
Stock PIPES Purchase Agreement dated July 25, 2001

Ladies and Gentlemen:

     We have acted as counsel for P-COM, Inc., a Delaware corporation (the "Company"), in connection with the issuance and sale to you of 3,797,468 shares of its common stock, par value $.0001 per share, pursuant to the Common Stock PIPES Purchase Agreement dated July 25, 2001 (the "Stock Purchase Agreement") among the Company and you. This opinion letter is being rendered to you pursuant to Section 5.4 of the Stock Purchase Agreement in connection with the Closing of the sale of the Shares. Capitalized terms not otherwise defined in this opinion letter have the meanings given them in the Stock Purchase Agreement.

     In connection with the opinions expressed herein, we have made such examination of matters of law and of fact as we considered appropriate or advisable for purposes hereof. As to matters of fact material to the opinions expressed herein, we have relied upon the representations and warranties as to factual matters contained in and made by the Company pursuant to the Stock Purchase Agreement and upon certificates and statements of government officials and of officers of the Company. We have also examined originals or copies of such corporate documents or records of the Company as we have considered appropriate for the opinions expressed herein. We have assumed for the purposes of this opinion letter the genuineness of all signatures, the legal capacity of natural persons, the authenticity of the documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of such copies.

     In rendering this opinion letter we have also assumed: (A) that the Stock Purchase Agreement has been duly and validly executed and delivered by you or on your behalf, that you have the power to enter into and perform all your obligations thereunder, and that the Stock Purchase Agreement constitutes a valid, legal, binding and enforceable obligation upon you; (B) that the representations and warranties made in the Stock Purchase Agreement by you are true and correct; (C) that any wire transfers, drafts or checks tendered by you will be honored; and (D) that you have filed any required State Franchise income or similar tax returns and have paid any required State Franchise, income or similar taxes.

     As used in this opinion letter, the expression "we are not aware" or the phrase "to our knowledge", or any similar expression or phrase with respect to our knowledge of matters of fact, means as to matters of fact that, based on the actual knowledge of individual attorneys within the firm principally responsible for handling current matters for the Company (and not including any constructive or imputed notice of any information), and after an examination of documents referred to herein and after inquiries of certain officers of the Company, no facts have been disclosed to us that have caused us to conclude that the opinions expressed are factually incorrect; but beyond that we have made no factual investigation for the purposes of rendering this opinion letter. Specifically, but without limitation, we have not searched the dockets of any courts and we have made no inquiries of securities holders or employees of the Company, other than such officers.

     This opinion letter relates solely to the laws of the State of California, the General Corporation Law of the State of Delaware and the federal law of the United States and we express no opinion with respect to the effect or application of any other laws. Special rulings of authorities administering such laws or opinions of other counsel have not been sought or obtained.

     Based upon our examination of and reliance upon the foregoing and subject to the limitations, exceptions, qualifications and assumptions set forth below and except as set forth in the Stock Purchase Agreement or the Disclosure Schedule delivered in connection therewith, we are of the opinion that as of the date hereof:

     1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and the Company has the requisite corporate power and authority to own its properties and to conduct its business as, to our knowledge, it is presently conducted. The Company is qualified to do business as a foreign corporation in the state of California.

     2. The Company has the requisite corporate power and authority to execute, deliver and perform the Stock Purchase Agreement, and to issue the Shares. The Stock Purchase Agreement has been duly and validly authorized by the Company, duly executed and delivered by an authorized officer of the Company and constitutes a legal, valid and binding obligation of the Company, enforceable by you against the Company in accordance with its terms.

     3. The Shares have been duly authorized and, upon purchase at the Closing pursuant to the terms of the Stock Purchase Agreement, will be validly issued, nonassessable and fully paid, and free of any liens created by the Company.

     4. The Company's execution and delivery of, and its performance and compliance as of the date hereof with the terms of, the Stock Purchase Agreement do not violate any provision of any federal, Delaware corporate or California law, rule or regulation applicable to the Company or any provision of the Company's Restated Certificate of Incorporation or Bylaws and do not conflict with or constitute a default under the provisions of any judgment, writ, decree or order specifically identified in the SEC Reports or the material provisions of any of the material agreements specifically identified in the SEC Reports.

     5. Other than in connection with any securities laws, all consents, approvals, permits, orders or authorizations of, and all qualifications by and registrations with, any federal or Delaware corporate or California state governmental authority on the part of the Company required in connection with the execution and delivery of the Stock Purchase Agreement and consummation at the Closing of the transactions contemplated by the Stock Purchase Agreement have been obtained, and are effective, and we are not aware of any proceedings, or written threat of any proceedings, that question the validity thereof.

     6. Based in part upon the representations of you in the Stock Purchase Agreement, the offer and sale of the Shares to you pursuant to the terms of the Stock Purchase Agreement are exempt from the registration requirements of
Section 5 of the Securities Act of 1933, as amended, and from the qualification requirements of the California Corporate Securities Law of 1968, as amended.

     Our opinions expressed above are specifically subject to the following limitations, exceptions, qualifications and assumptions:

     (A) The legality, validity, binding nature and enforceability of the Company's obligations under the Stock Purchase Agreement may be subject to or limited by (1) bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer and other similar laws affecting the rights of creditors generally; (2) general principles of equity (whether relief is sought in a proceeding at law or in equity), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of any court of competent jurisdiction in awarding specific performance or injunctive relief and other equitable remedies; and (3) without limiting the generality of the foregoing, (a) principles requiring the consideration of the impracticability or impossibility of performance of the Company's obligations at the time of the attempted enforcement of such obligations, and (b) the effect of California court decisions and statutes which indicate that provisions of the Stock Purchase Agreement which permit you to take action or make determinations may be subject to a requirement that such action be taken or such determinations be made on a reasonable basis in good faith or that it be shown that such action is reasonably necessary for your protection.

     (B) We express no opinion as to the Company's compliance or noncompliance with applicable federal or state antifraud or antitrust statutes, laws, rules and regulations or the Exon-Florio Amendment.

     (C) We express no opinion concerning the past, present or future fair market value of any securities.

     (D) We express no opinion as to the enforceability under certain circumstances of any provisions indemnifying a party against, or requiring contributions toward, that party's liability for its own wrongful or negligent acts, or where indemnification or contribution is contrary to public policy or prohibited by law. In this regard, we advise you that in the opinion of the Securities and Exchange Commission, indemnification of directors, officers and controlling persons of an issuer against liabilities arising under the Securities Act of 1933, as amended, is against public policy and is therefore unenforceable.

     (E) We express no opinion as to the enforceability under certain circumstances of any provisions prohibiting waivers of any terms of the Stock Purchase Agreement other than in writing, or prohibiting oral modifications thereof or modification by course of dealing. In addition, our opinions are subject to the effect of judicial decisions which may permit the introduction of extrinsic evidence to interpret the terms of written contracts.

     (F) We express no opinion as to the effect of Section 1670.5 of the California Civil Code or any other California law, federal law or equitable principle which provides that a court may refuse to enforce, or may limit the application of, a contract or any clause thereof which the court finds to have been unconscionable at the time it was made or contrary to public policy.

     (G) We express no opinion as to the effect of Sections 1203 and 1102(3) of the California Uniform Commercial Code or any other California law, federal law or equitable principle, providing for an obligation of good faith in the performance or enforcement of contracts and prohibiting disclaimer of such obligation.

     (H) Our opinions in paragraphs 4 and 5 above are limited to laws and regulations normally applicable to transactions of the type contemplated in the Stock Purchase Agreement and do not extend to licenses, permits and approvals necessary for the conduct of the Company's business. In addition and without limiting the previous sentence, we express no opinion herein with respect to the effect of any land use, safety, hazardous material, environmental or similar law, or any local or regional law. Further, we express no opinion as to the effect of or compliance with any state or federal laws or regulations applicable to the transactions contemplated by the Stock Purchase Agreement because of the nature of the business of any party thereto other than the Company. Also, we express no opinion with respect to any patent, copyright, trademark or other intellectual property matter, or as to the statutes, regulations, treaties or common laws of any nation, state or jurisdiction with regard thereto.

     (I) In connection with our opinion in paragraph 4 relating to the material agreements specifically identified in the SEC Reports, we have not reviewed, and express no opinion on, (i) financial covenants or similar provisions requiring financial calculations or determinations to ascertain whether there is any such conflict or (ii) provisions relating to the occurrence of a "material adverse event" or words of similar import. In addition, our opinions are subject to the effect of judicial decisions which may permit the introduction of extrinsic evidence to interpret the terms of written contracts. Moreover, to the extent that any of the material agreements specifically identified in the SEC Reports are governed by the laws of any jurisdiction other than the State of California our opinion relating to those agreements is based solely upon the plain meaning of their language without regard to interpretation or construction that might be indicated by the laws governing those agreements.

     (J) We express no opinion as to your compliance with any Federal or state law relating to your legal or regulatory status or the nature of your business.

     (K) We express no opinion as to the compliance of the Company, you or the sale of the Common Stock to you with the provisions of the Small Business Investment Act of 1958, as amended, or any of the regulations promulgated thereunder.

     (L) We express no opinion as to the effect of subsequent issuances of securities of the Company, to the extent that further issuances which may be integrated with the Closing may include purchasers that do not meet the definition of "accredited investors" under Rule 501 of Regulation D and equivalent definitions under state securities or "blue sky" laws.

     (M) We express no opinion as to Section 7.2 of the Stock Purchase Agreement to the extent that it purports to exclude conflict of law principles under California law.

     This opinion letter is rendered as of the date first written above solely for your benefit in connection with the Stock Purchase Agreement and may not be delivered to, quoted or relied upon by any person other than you, or for any other purpose, without our prior written consent. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares. We assume no obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.

                                  Very truly yours,


                                  BROBECK, PHLEGER & HARRISON LLP

                                    EXHIBIT B


                               _____________, 2002


To the Investors listed on
Schedule A to the Common
Stock PIPES Purchase Agreement dated July 25, 2001

Ladies and Gentlemen:

     We have acted as counsel for P-COM, Inc., a Delaware corporation (the "Company"), in connection with the issuance and sale to you of certain Shares of its common stock, par value $.0001 per share, pursuant to the Common Stock PIPES Purchase Agreement dated July 25, 2001 (the "Stock Purchase Agreement") among the Company and you and in connection with the Company's registration with the SEC of such Shares for resale by you. This opinion letter is being rendered to you pursuant to Section 4.2(b) of the Stock Purchase Agreement in connection with the SEC declaring effective the Registration Statement for your resale of the Shares. Capitalized terms not otherwise defined in this opinion letter have the meanings given them in the Stock Purchase Agreement.

     In our capacity as counsel to the Company, we have examined, among other things, originals, or copies identified to our satisfaction as being true copies, of the Registration Statement on Form S-3 (File No. 333-____________) initially filed by the Company with the SEC on ____________, 2002, for the purpose of registering the resale of the Shares under the Securities Act; Amendment No. 1 to such Registration Statement filed with the SEC on _____________, 2002; Amendment No. 2 to such Registration Statement filed with the SEC on _____________, 2002; and oral advice on ______________, 2002, from an
SEC staff examiner, that the SEC had declared such Registration Statement, as so amended, effective as of ______ p.m., Washington, D.C. time, on _____________, 2002.

     As used in this opinion letter, the phrase "to our knowledge" means as to matters of fact that, based on the actual knowledge of individual attorneys within the firm principally responsible for handling current matters for the Company (and not including any constructive or imputed notice of any information), no facts have been disclosed to us that have caused us to conclude that the opinions expressed are factually incorrect; but our affirmative factual investigation for the purpose of rendering this opinion letter has been limited to obtaining (a) oral advice received on ___________, from an SEC staff examiner, that the SEC had declared such Registration Statement, as amended, effective at _____ p.m. Washington, D.C. time, on _________ , 2002 and (b) oral advice received on ___________, 2002 from an SEC staff examiner that there is no stop order suspending the effectiveness of the Registration Statement.

     Based upon our examination of and reliance upon the foregoing, we are of the opinion that as of the date hereof:

     1. The Registration Statement has become effective under the Securities Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or contemplated by the SEC.

     This opinion letter is rendered as of the date first written above solely for your benefit in connection with the Stock Purchase Agreement and the Registration Statement and may not be delivered to, quoted or relied upon by any person other than you, or for any other purpose, without our prior written consent. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Stock Purchase Agreement, the Registration Statement or the Shares. We assume no obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.

                                    Very truly yours,

                                    BROBECK, PHLEGER & HARRISON LLP